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                                                               EXHIBIT 21.1




                      TOYOTA MOTOR CREDIT CORPORATION

                            LIST OF SUBSIDIARIES


                                                         State or Country of
Subsidiary                                             Incorporation/Formation
----------                                             -----------------------

Toyota Motor Insurance Services, Inc.                          California

   Toyota Motor Insurance Company                              Iowa

   Toyota Motor Insurance Corporation of Vermont               Vermont

   Toyota Motor Insurance Agency of Ohio, Inc.                 Ohio

   Toyota Motor Insurance Services of Kentucky, Inc.           Kentucky

   Toyota Motor Insurance Agency of Massachusetts, Inc.        Massachusetts

   Toyota Motor Insurance Services of Rhode Island, Inc.       Rhode Island

   Toyota Motor Insurance Services of Wyoming, Inc.            Wyoming

Toyota Motor Credit Receivables Corporation                    California

Toyota Leasing, Inc.                                           California

Toyota Auto Finance Receivables LLC                            Delaware

Toyota Credit De Puerto Rico Corporation                       California

Toyota Services de Mexico, S.A. de C.V.                         Mexico

TFSM Servicios de Mexico, S.A. de C.V.                          Mexico

Toyota Services de Venezuela, C.A.                              Venezuela